EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Super Vision International, Inc. on Form S-8 of our report dated February 18, 2005, relating to the consolidated financial statements appearing in the Annual Report on Form 10-KSB of Super Vision International, Inc. for the fiscal year ended December 31, 2004.

                    /S/ GALLOGLY, FERNANDEZ & RILEY, LLP

Orlando, Florida

April 8, 2005